UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2008

CORNERWORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0434357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12222 Merit Drive Suite 120

Dallas, Texas 75251

(Address of principal executive offices) (zip code)

(469) 828-4277

(Registrant’s telephone number, including area code)

Copies to:

Richard Friedman, Esq.

Jonathan R. Shechter, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Fl.

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2008 (the “Closing Date”) Cornerworld Corporation (“Cornerworld” or, the “Company”) entered into and closed a Share Exchange Agreement and Plan of Merger (the “Agreement”) with Enversa Companies LLC, a Texas limited liability company (“Enversa”), Leadstream LLC, a Texas limited liability company (“Leadstream”), and the holders of the membership interests of Leadstream (the “Leadstream Members”). Pursuant to the Agreement, Leadstream merged with and into Enversa, of which Cornerworld is the sole member. Enversa shall remain the surviving company in connection with the merger and, as such, will acquire all right, title and interest in and to all real estate and other property of Leadstream and shall become responsible for all liabilities and obligations of Leadstream and Enversa (the “Acquisition”).

As a result of the Acquisition, all of the issued and outstanding membership interests of Leadstream (the “Leadstream Membership Interests”) issued and outstanding immediately prior to the Closing Date will (i) convert into the right to receive from Cornerworld, on a pro rata basis, (A) 3,600,000 Cornerworld Common Shares (the “Acquisition Shares”), and (B) promissory notes in the aggregate principal amount of $1,500,000 by Cornerworld to the Leadstream Members (the “Acquisition Notes”), (ii) cease to be outstanding and to exist and (iii) be canceled and retired. Following the Acquisition, Enversa will continue to be a wholly-owned subsidiary of Cornerworld.

The Acquisition Notes bear an interest rate of 4.58%. The payment of the Acquisition Notes is governed by the following: within 30 days of the end of each fiscal quarter of Enversa, in which the Enversa EBITDA is greater than $150,000, the lenders shall receive 40% of such EBITDA. The remaining unpaid principal sum and all accrued and unpaid interest thereon shall be due and payable in full on the earliest to occur of: (i) the date on which Marc Blumberg (see Item 5.02 below) is removed from the board of directors of the Company prior to the payment in full of all such amounts; (ii) the date which is at least 18 months following the date hereof on which the Company’s consolidated aggregate EBITDA for the 3 consecutive months preceding such date is less than $500,000; or (iii) the date on which there is a change of control of Enversa or Enversa is merged with or into an affiliate of the Company without the consent of Lender (any such date, the “Maturity Date”).

The Acquisition Shares, which are restricted securities as defined under the U.S. securities laws, shall be subject to a leakout provision. The Leadstream Members agreed that during the two-year period following the Closing Date, they will not sell Acquisition Shares in the aggregate in excess of 1% of Cornerworld’s outstanding shares (i.e. each Leadstream Member will be entitled to sell up to its pro rata portion of such aggregate 1%). Additionally, following the Closing Date, Cornerworld shall grant to the existing employees of Leadstream options to purchase 400,000 Cornerworld Common Shares in accordance with the Cornerworld existing incentive stock plan at the discretion of the Cornerworld Board.

The Company also entered into a Registration Rights Agreement with Internet University, Inc., Marc Blumberg and Marc Pickren (the “Stockholders”). Pursuant to the Registration Rights Agreement, the Company shall provide the Stockholders with piggyback registration rights on commercially reasonable efforts with respect to any registration of its common stock under the Securities Act.

Business of Leadstream

Founded in 2005, Leadstream is a technology-oriented direct response marketing company. Using an interactive toolbox of Internet, Event, Mobile Phone and In-Person marketing methods, Leadstream connects its clients with their target customers. Leadstream uses a patent pending media auction technology to deliver significantly more inventory than current market rates. With Leadstream, media properties compete anonymously for business in a secure real-time, Web-based bidding environment. The entire media-buying process lasts just days, and negotiations are completed in a matter of minutes instead of weeks. Because media properties compete against each other, advertisers can extend the power of their marketing budgets beyond typical marketplace levels.

Leadstream has adopted a pay-for-performance pricing model where its clients are charged solely on the performance of their campaigns. Leadstream’s flagship services are delivered through the Leadstream Agency and the proprietary online media buying auction platform Enversa, which delivers competitive advantage through increased reach and lower costs. Leadstream is also invested in emerging technologies such as ad network platforms and industry specific portals as well as advancing the Enversa auction site to a full-fledged network media exchange. Following the Acqusition, the new name of Leadstream will be Enversa Companies, LLC.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth the number of shares known to be owned by all persons who own at least 5% of Cornerworld’s outstanding common stock, the Company’s directors, the executive officers, and the directors and executive officers as a group as of August 26, 2008, unless otherwise noted. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock

Scott Beck	15,024,236	28.08%

Jarrod Beck	5,005,015	9.35%

Crystal Blue Consulting, Inc.	7,798,290	14.57%

Kelly Larabee Morlan	961,583	1.80%

Marc Blumberg	860,000	1.61%

Internet University, Inc.	3,132,000	5.85%

All executive officers and directors as a group (consisting of 3 individuals )	16,845,819	31.48%

** Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of August 25, 2008 are deemed outstanding for computing the percentage of the person holding such option or warrant. Percentages are based on a total of 53,510,317 shares of common stock outstanding on August 28, 2008, and the shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of August 25, 2008, as described below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01

Item 5.02 Election of Directors; Appointment of Certain Officers.

In connection with the acquisition of Leadstream, Marc Blumberg has been appointed to the Board of Directors of Cornerworld.

Marc Blumberg, Director, Cornerworld Corporation;

Marc Blumberg is the senior vice president at imc². He leads the companies’ clients in developing innovative and effective marketing strategies. Since joining imc² in early 1997, Mr. Blumberg has taken a leadership role in developing imc²’s service offerings and culture. Blumberg helped build the company from 6 to a staff of over 500 people providing services to Procter & Gamble, The Coca-Cola Company, and GlaxoSmithKline.

Before joining imc², Marc was a strategy consultant for Gemini Consulting’s MAC Group and for the New England Consulting Group. An accomplished strategist with exceptional Internet knowledge and experience, Marc has spent his professional career consulting with FORTUNE 500 companies. He holds a Bachelor of Science in economics from the University of Pennsylvania’s Wharton School of Business.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

None.

(b) Pro forma financial information.

None.

(d) Exhibits

Exhibit Number	Description

10.1	Share Exchange Agreement and Plan of Merger by and among Cornerworld Corporation, Enversa Companies LLC, Leadstream LLC, and the holders of the membership interests of Leadstream

10.2	Form of Registration Rights Agreement by and among Cornerworld Corporation, Internet University, Inc., Marc Blumberg and Marc Pickren dated August 27, 2008.

10.3	Form of Promissory Note dated August 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerworld Corporation

Dated: September 2, 2008	By: /s/ Scott Beck
Name:	Scott Beck
Title:	Chief Executive Officer